EXHIBIT 99.1

Oasis Online Technologies Corp Secures Additional $200,000 of its $1.2 Million Capital Fundraising

Mesa, AZ -(BUSINESS WIRE)--Oasis Online Technologies Corp (OTCBB: OOLN) announced today it has closed on the second round of its previously announced fundraising plan and has secured an additional subscription of $200,000. To date, the company has closed on $452,000 or 37% of its total planned financing of $1.2 million dollars. The new investor entered into a subscription agreement to purchase 1,333,334 newly issued shares of the Company's common stock at a price of .15 cents per share.

Similar to previous subscriptions, the purchaser will make payments according to an agreed funding schedule that is to begin February 1, 2009 and continue for a period of 12 months. The Company is currently negotiating additional subscriptions and anticipates completing its planned raise of $1.2 million dollars in the near future.

John Venette, CFO of Oasis, stated "This additional funding will allow us to commence operations in one of our planned subsidiaries and begin securing customers." The Company plans to market and distribute the Card of America and AllowCard suite of prepaid debit cards pursuant to a previously announced agreement with SVC Cards, Inc. The Company is also currently developing unique smart-card applications based on the PocketServer™ software platform.

More information about Oasis Online Technologies Corp's financing plan and business plan can be found in the Company's most recent SEC filings, as well as on the Company website at www.oasisotc.com.

ABOUT OASIS ONLINE TECHNOLOGIES CORP:

Oasis Online Technologies Corp continues to be focused on the acquisition and development of core technologies and products that are easily adapted to multiple market segments requiring secure mobile storage of information and data that is convenient, portable, and can be used online or offline. The Company's planned feature-rich products will be designed and marketed to protect against or prevent fraud and identity theft while making transactions easier and faster. The company is currently researching technologies which apply to credit card transactions, online shopping, smart-chip enabled card applications, and ACH and EFT transactions.

Forward Looking Statements Disclaimer:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding Oasis Online Technologies' expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. All statements contained herein are based upon information available to Oasis Online Technologies, Inc. management as of the date hereof, and actual results may vary based upon future events, both within and without Oasis management's control. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the

SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

Contact:

Oasis Online Technologies Corp.
Erik J. Cooper
(480) 634-5840
investorrelations@oasisotc.com